TRUST INSTRUMENT
                          NEUBERGER BERMAN EQUITY FUNDS

                                   SCHEDULE A

Neuberger Berman Investor Class

      Neuberger Berman Century Fund
      Neuberger Berman Fasciano Fund
      Neuberger Berman Focus Fund
      Neuberger Berman Genesis Fund
      Neuberger Berman Guardian Fund
      Neuberger Berman International Fund
      Neuberger Berman Manhattan Fund
      Neuberger Berman Millennium Fund
      Neuberger Berman Partners Fund
      Neuberger Berman Regency Fund
      Neuberger Berman Socially Responsive Fund

Neuberger Berman Trust Class

      Neuberger Berman All Cap Growth Fund
      Neuberger Berman Focus Fund
      Neuberger Berman Genesis Fund
      Neuberger Berman Guardian Fund
      Neuberger Berman International Fund
      Neuberger Berman International Large Cap Fund
      Neuberger Berman Manhattan Fund
      Neuberger Berman Millennium Fund
      Neuberger Berman Partners Fund
      Neuberger Berman Real Estate Fund
      Neuberger Berman Regency Fund
      Neuberger Berman Socially Responsive Fund

Neuberger Berman Advisor Class

      Neuberger Berman Fasciano Fund
      Neuberger Berman Focus Fund
      Neuberger Berman Genesis Fund
      Neuberger Berman Guardian Fund
      Neuberger Berman Manhattan Fund
      Neuberger Berman Millennium Fund
      Neuberger Berman Partners Fund

Neuberger Berman Institutional Class

      Neuberger Berman All Cap Growth Fund
      Neuberger Berman Fasciano Fund
      Neuberger Berman Focus Fund
      Neuberger Berman Genesis Fund
      Neuberger Berman Guardian Fund
      Neuberger Berman International Large Cap Fund
      Neuberger Berman Manhattan Fund
      Neuberger Berman Millennium Fund
      Neuberger Berman Partners Fund
      Neuberger Berman Real Estate Fund
      Neuberger Berman Regency Fund
      Neuberger Berman Socially Responsive Fund

Neuberger Berman International Institutional Fund

Dated  September 1, 2006